Exhibit 10.7

CONFLUENT, INC.

RSU AWARD GRANT NOTICE

(2021 EQUITY INCENTIVE PLAN)

Confluent, Inc. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU Award”). Your RSU Award is subject to all of the terms and conditions as set forth herein and in the Company’s 2021 Equity Incentive Plan (the “Plan”) and the Global RSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached thereto, which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Restricted Stock Units:

Vesting Schedule:	[__________________________________________________________________]. Notwithstanding the foregoing, vesting shall terminate upon the Participant’s termination of Continuous Service.

Issuance Schedule:	One share of Class A Common Stock will be issued for each restricted stock unit which vests at the time set forth in Section 5 of the Agreement.

Participant Acknowledgements: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:

•

The RSU Award is governed by this RSU Award Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Global RSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached thereto (collectively, the “Agreement”), all of which are made a part of this document. Unless otherwise provided in the Plan or the Agreement, this Grant Notice may not be modified, amended or revised except in a writing signed by you and a duly authorized Officer of the Company.

•

You have read and are familiar with the provisions of the Plan, the Agreement and the Prospectus. In the event of any conflict between the provisions in the Agreement, or the Prospectus and the terms of the Plan, the terms of the Plan shall control.

•

The Agreement sets forth the entire understanding between you and the Company regarding the acquisition of Class A Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU Award.

CONFLUENT, INC.	PARTICIPANT:

By:
Signature	Signature

Title:	Date:
Date:

CONFLUENT, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL RSU AWARD AGREEMENT

As reflected by your RSU Award Grant Notice (“Grant Notice”) Confluent, Inc. (the “Company”) has granted you a RSU Award under its 2021 Equity Incentive Plan (the “Plan”) for the number of restricted stock units as indicated in your Grant Notice (the “RSU Award”). The terms of your RSU Award are subject to the Plan, the Grant Notice and the Global RSU Award Agreement, including any additional terms and conditions for your country included in the appendix attached thereto (collectively, the “Agreement”). Capitalized terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.

The general terms applicable to your RSU Award are as follows:

1. GOVERNING PLAN DOCUMENT. Your RSU Award is subject to all the provisions of the Plan. Your RSU Award is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the Agreement and the provisions of the Plan, the provisions of the Plan shall control.

2. GRANT OF THE RSU AWARD. This RSU Award represents your right to be issued on a future date the number of shares of the Company’s Class A Common Stock that is equal to the number of restricted stock units indicated in the Grant Notice subject to your satisfaction of the vesting conditions set forth therein (the “Restricted Stock Units”). Notwithstanding the foregoing, the Company, in its sole discretion, may settle the RSU Award in cash if necessary or appropriate for legal or administrative reasons based on laws in your jurisdiction. Any additional Restricted Stock Units that become subject to the RSU Award pursuant to Capitalization Adjustments as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units covered by your RSU Award.

3. DIVIDENDS. You shall receive no benefit or adjustment to your RSU Award with respect to any cash dividend, stock dividend, or other distribution that does not result from a Capitalization Adjustment as provided in the Plan; provided, however, that this sentence shall not apply with respect to any shares of Class A Common Stock that are delivered to you in connection with your RSU Award after such shares have been delivered to you.

4. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action taken by the Company or, if different, the Affiliate employing you (the “Employer”), the ultimate liability for all income tax (including U.S. federal, state, and local taxes and/or foreign taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”) is and remains your responsibility and may exceed the amount, if any, actually withheld by the Company or the Employer. You further acknowledge that the Company and/or your Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSU Award, including, but not limited to, the grant of the RSU Award, the vesting of the RSU Award, the issuance of shares in settlement of vesting of the RSU Award, the subsequent sale of any shares of Class A Common Stock acquired pursuant to the RSU Award and the receipt of any dividends or dividend equivalents; and (ii) do not commit to and are under no obligation to reduce or eliminate your liability for Tax-Related Items. Further, if you become subject to taxation in more than one country, you acknowledge that the Company and/or your Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one country.

(b) Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from your wages or other cash compensation paid to you by the Company and/or the Employer; (ii) withholding from proceeds of the sale of shares of Class A Common Stock acquired upon settlement of the Restricted Stock Units either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); (iii) withholding from shares of Class A Common Stock to be issued to you upon settlement of the Restricted Stock Units; or (iv) any other method of withholding determined by the Company and permitted by Applicable Law; provided, however, that that if you are a Section 16 Officer of the Company under the Exchange Act, then the Plan Administrator shall establish the method of withholding from alternatives (i)-(iv) herein and, if the Plan Administrator does not exercise its discretion prior to the applicable withholding event, then you shall be entitled to elect the method of withholding from the alternatives above.

(c) The Company and/or the Employer may withhold or account for Tax-Related Items by considering applicable statutory withholding amounts or other applicable withholding rates, including minimum and maximum rates. In the event of over-withholding you may receive a refund of any over-withheld amount in cash (with no entitlement to the equivalent amount in shares of Class A Common Stock) from the Company or the Employer; otherwise, you may be able to seek a refund from the local tax authorities. In the event of under-withholding, you may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Employer. If the obligation for Tax-Related Items is satisfied by withholding in shares of Class A Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Class A Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Class A Common Stock is held back solely for the purpose of paying the Tax-Related Items.

(d) You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the shares of Class A Common Stock, or the proceeds of the sale of shares of Class A Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

5. DATE OF ISSUANCE.

(a) To the extent your RSU Award is exempt from application of Section 409A of the Code and any state law of similar effect (collectively “Section 409A”), the Company will deliver to you a number of shares of the Company’s Class A Common Stock equal to the number of vested Restricted Stock Units subject to your RSU Award, including any additional Restricted Stock Units received pursuant to Section 3 above that relate to those vested Restricted Stock Units on the applicable vesting date(s), or if such date is not a business day, such delivery date shall instead fall on the next following business day (the “Original Distribution Date”).

(b) Notwithstanding the foregoing, in the event that you are prohibited from selling shares of the Company’s Class A Common Stock in the public market on the scheduled delivery date by the Trading Policy or otherwise, and the Company elects not to satisfy its tax withholding obligations by withholding shares from your distribution, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered on the first business day when you are not prohibited from selling shares of the Company’s Class A Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares covered by the RSU Award vest. Delivery of the shares pursuant to the provisions of Section 5 is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner. However, if and to the extent the RSU Award is a Non-Exempt Award, the provisions of the Plan with respect to Non-Exempt Awards shall apply in lieu of the provisions in this Section 5.

6. NATURE OF GRANT. In accepting the RSU Award, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of the RSU Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of Restricted Stock Units, other equity awards or benefits in lieu of equity awards, even if equity awards have been granted in the past;

(c) all decisions with respect to future RSU Awards or other grants, if any, will be at the sole discretion of the Company;

(d) the RSU Award grant and your participation in the Plan shall not create a right to employment or be interpreted as forming or amending an employment or service contract with the Company, the Employer or any Affiliate;

(e) you are voluntarily participating in the Plan;

(f) the RSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not intended to replace any pension rights or compensation;

(g) the RSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;

(h) the future value of the shares of Class A Common Stock underlying the RSU Award is unknown, indeterminable, and cannot be predicted with certainty;

(i) if the RSU Award vests and you are issued shares of Class A Common Stock, the value of such shares of Class A Common Stock may increase or decrease in value following the date the shares are issued; even below the Fair Market Value on the date the RSU Award is granted to you;

(j) for purposes of the RSU Award, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or one of its Affiliates (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; and the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence);

(k) no claim or entitlement to compensation or damages shall arise from forfeiture of the RSU Award resulting from your termination of Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed, or the terms of your employment agreement, if any);

(l) unless otherwise agreed with the Company in writing, the RSU Award and any shares of Class A Common Stock acquired under the Plan, and the income from and value of same, are not granted as consideration for, or in connection with, any service you may provide as a Director of the Company or member of the board of directors of any Affiliate; and

(m) neither the Company, the Employer or any Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the RSU Award or the subsequent sale of any shares of Class A Common Stock acquired upon settlement of the RSU Award.

7. ELECTRONIC DELIVERY AND PARTICIPATION. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means or request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

8. TRANSFERABILITY. Except as otherwise provided in the Plan, your RSU Award is not transferable, except by will or by the applicable laws of descent and distribution

9. CORPORATE TRANSACTION. Your RSU Award is subject to the terms of any agreement governing a Corporate Transaction involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on your behalf with respect to any escrow, indemnities and any contingent consideration.

10. NO LIABILITY FOR TAXES. As a condition to accepting the RSU Award, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU Award or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU Award and have either done so or knowingly and voluntarily declined to do so.

11. SEVERABILITY. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. WAIVER. You acknowledge that a waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach of this Agreement.

13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Class A Common Stock.

14. DATA PRIVACY NOTICE AND CONSENT. As a condition of your participation in the Plan and the grant of the RSU Award, you must agree to the terms and conditions of the Data Privacy Addendum attached at the end of this Agreement by signing the Data Privacy Addendum or otherwise indicating your acceptance in the manner determined by the Company.

15. LANGUAGE. You acknowledge that you are sufficiently proficient in the English language, or have consulted with an advisor who is sufficiently proficient in English, so as to allow you to understand the terms and conditions of this Agreement. If you have received this Agreement or any other documents related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.

16. GOVERNING LAW/VENUE. This Agreement and any controversy arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware. For purposes of any action, lawsuit or other proceeding brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts where this grant is made and/or to be performed.

17. INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAW. You may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the shares of Class A Common Stock are listed and in applicable jurisdictions, including the United States, your country and the designated broker’s country, which may affect your ability to accept, acquire, sell or otherwise dispose of shares of Class A Common Stock, rights to shares of Class A Common Stock (i.e., RSU Awards) or rights linked to the value of the shares of Class A Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction(s)). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders you placed before you possessed inside information. Furthermore, you could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy, or any other applicable insider trading policy then in effect. You acknowledge that you are responsible for complying with any applicable restrictions and are encouraged to speak with your personal legal advisor for further details regarding any applicable insider-trading and/or market-abuse laws in your country.

18. FOREIGN ASSET/ACCOUNT, EXCHANGE CONTROL AND TAX REPORTING. You may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the acquisition, holding and/or transfer of shares of Class A Common Stock or cash (including dividends and the proceeds arising from the sale of shares of Class A Common Stock) derived from your participation in the Plan in, to and/or from a brokerage/bank account or legal entity located outside your country. The Applicable Laws in your country may require that you report such accounts, assets and balances therein, the value thereof and/or the transactions related thereto to the applicable authorities in such country. You may also be required to repatriate sale proceeds or other funds received as a result of your participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations and you are encouraged to consult with your personal legal advisor for any details.

19. COUNTRY-SPECIFIC PROVISIONS. Notwithstanding any provisions of this Agreement to the contrary, the RSU Award shall be subject to any terms and conditions for your country of residence (and country of employment, if different) set forth in the appendix attached hereto (the “Appendix”). Further, if you transfer residence and/or employment to another country reflected in the Appendix, the terms and conditions for such country will apply to you to the extent the Company determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Global RSU Agreement.

20. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, on the RSU Award and on any shares of Class A Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

21. OTHER DOCUMENTS. You hereby acknowledge receipt of or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Prospectus. In addition, you acknowledge receipt of the Company’s Trading Policy.

22. QUESTIONS. If you have questions regarding these or any other terms and conditions applicable to your RSU Award, including a summary of the applicable federal income tax consequences please see the Prospectus.

APPENDIX

TO THE

CONFLUENT, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL RSU AWARD AGREEMENT

Capitalized terms used but not defined in this Appendix have the meanings set forth in the Plan, the Grant Notice and/or the Global RSU Award Agreement.

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSU Award granted to you under the Plan if you work or reside outside the U.S. and/or in one of the countries listed below. If you are a citizen or resident of a country other than the one in which you are currently working and/or residing, transfer employment and/or residency to another country after the date of grant, are a consultant, change employment status to a consultant position, or are considered a resident of another country for local law purposes, the Company shall, in its discretion, determine the extent to which the additional terms and conditions contained herein shall be applicable to you. References to your Employer shall include any entity that engages your services.

Notifications

This Appendix also includes information regarding exchange controls and certain other issues of which you should be aware with respect to your participation in the Plan. The information is provided solely for your convenience and is based on the securities, exchange control and other laws in effect in the respective countries as of May 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information noted herein as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date by the time you vest in the RSU Award or sell any shares of Class A Common Stock acquired upon settlement of the vested Restricted Stock Units.

In addition, the information contained in this Appendix is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of any particular result. Accordingly, you should seek appropriate professional advice as to how the applicable laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently residing and/or working, transfer to another country after the date of grant, or are considered a resident of another country for local law purposes, the notifications contained herein may not be applicable to you in the same manner.

AUSTRALIA

Terms and Conditions

Tax Conditions. Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies to the RSU Award granted under the Plan, such that the RSU Award is intended to be subject to deferred taxation.

ASIC Relief. The terms of your participation in the Plan are being supplemented by this Appendix to ensure that the offer of shares of Class A Common Stock to you under the Plan will comply with the specific relief instrument [Number to be Inserted] issued by the Australian Securities and Investments Commission (“ASIC”) on [Insert Date] (the “Instrument”). Please note that neither the Plan, this Addendum nor any accompanying document constitutes a prospectus for the purposes of the Corporations Act 2001 (Cth).

You should not rely on any oral statements made in connection with your participation in the Plan. You should rely only upon the statements contained in the Plan and its accompanying documents when considering whether to participate in the Plan.

Securities Law Notification. Investment in shares of Class A Common Stock involves a degree of risk. Individuals who elect to participate in the Plan should monitor their participation and consider all risk factors relevant to the acquisition of shares of Class A Common Stock under the Plan.

Any advice contained in this Appendix and the accompanying documents concerning the Plan does not take into account your objectives, financial situation and needs.

You should consider obtaining your own financial product advice from a person who is licensed by ASIC to give such advice.

The Company will provide you with a hard copy of the Company’s prospectus filed with the SEC in connection with the initial public offering of the shares of Class A Common Stock on request.

Risk Factors for Australian Residents. You should consider the risk factors relevant to investment in securities generally and, in particular, to the acquisition and holding of shares of Class A Common Stock.

For example, the price at which shares of Class A Common Stock are quoted on the Nasdaq Stock Market may increase or decrease due to a number of factors. There is no guarantee that the price of the shares of Class A Common Stock will increase. Factors which may affect the price of the shares of Class A Common Stock include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.

You should be aware that in addition to fluctuations in value caused by the performance of the Company, the value of any shares of Class A Common Stock you will purchase will be affected by the Australian/U.S. dollar exchange rate. Participating in the Plan involves risks related to fluctuations in this rate of exchange.

Common Stock in a U.S. Corporation. Common stock of a U.S. corporation is analogous to ordinary shares of an Australian corporation. Each holder of a share of Class A Common Stock is entitled to one vote. Further, shares of Class A Common Stock are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

Ascertaining the Market Value of Shares of Common Stock. You may ascertain the current market value of an individual share of Common Stock as traded on the Nasdaq Stock Market under the symbol “CFLT” at: https://www.nasdaq.com/market-activity/stocks/CFLT. The AUD equivalent of that value can be obtained at: https://www.rba.gov.au/statistics/frequency/exchange-rates.html.

Please note this will not be a prediction of the market value of an individual share of Class A Common Stock when such shares of Class A Common Stock are vested or issued under the Plan or of the applicable exchange rate on the vesting date or the date the shares of Class A Common Stock are issued.

CANADA

Terms and Conditions

Settlement of Restricted Stock Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Restricted Stock Units and any dividend equivalents will be settled in shares of Class A Common Stock only, not cash.

Termination. The following provision replaces Section 6(j) of the Global RSU Award Agreement in its entirety:

(j) In the event of the termination of your Continuous Service (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), unless otherwise provided in this Agreement or determined by the Company, your right to vest in the RSU Award under the Plan will terminate effective as of the earlier of (i) the date upon which you cease to provide services, or (ii) the date upon which you receive a notice of termination and will not in either case be extended by any contractual notice period in which you do not actively provide services or any period of pay in lieu of such notice (including, but not limited to Canadian statutory law, regulatory law and/or common law) mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any; the Plan Administrator shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of the RSU Award (including whether you may still be considered to be providing services while on a leave of absence).

Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued vesting during a statutory notice period, your right to vest in the RSU Award, if any, will terminate effective upon the expiry of the minimum statutory notice period, but you will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the statutory notice period, nor will you be entitled to any compensation for lost vesting.

The following terms and conditions apply to employees resident in Quebec:

Language. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette Convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy. This provision supplements Data Privacy Section of this Appendix:

You hereby authorize the Company or any Affiliate, including the Employer, and any agents or representatives to (i) discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Plan, and (ii) disclose and discuss any and all information relevant to the Plan with their advisors. You further authorize the Company or any Affiliate, including the Employer, and any agents or representatives to record such information and to keep such information in your employee file.

Notifications

Securities Law Information. You are permitted to sell shares of Class A Common Stock acquired under the Plan through the designated broker appointed under the Plan, if any, provided the resale of shares of Class A Common Stock acquired under the Plan takes place outside Canada through the facilities of the exchange on which the shares of Class A Common Stock are then listed.

DENMARK

There are no country-specific provisions.

FRANCE

Terms and Conditions

Language Consent. By accepting the RSU Award, you confirm having read and understood the documents related to the RSU Award (the Plan and the Agreement) which were provided in the English language. You accept the terms of these documents accordingly.

Consentement à la Langue Utilisée. En acceptant l’attribution de droits sur des actions assujettis à restrictions (RSU Award, l’ « Attribution de RSU »), vous confirmez avoir lu et compris les documents relatifs à l’attribution (le Plan et le Contrat d’Attribution de RSU) qui ont été remis en anglais. Vous acceptez les termes de ces documents en connaissance de cause.

GERMANY

There are no country-specific provisions.

HONG KONG

Terms and Conditions

Form of Settlement. Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSU Award is payable in shares of Class A Common Stock only.

Sale Restriction. Any shares of Class A Common Stock received at vesting are accepted as a personal investment. In the event that the RSU Award vests and shares of Class A Common Stock are issued to you (or your heirs) within six (6) months of the Date of Grant, you (or your heirs) agree that the shares of Class A Common Stock will not be offered to the public or otherwise disposed of prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You should exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. Neither the grant of the RSU Award nor the issuance of shares of Class A Common Stock upon vesting of the RSU Award constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its subsidiaries. The Global RSU Award Agreement, including this Appendix, the Plan and other incidental communication materials distributed in connection with the RSU Award (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and (ii) are intended only for the personal use of each eligible employee of the Company or its subsidiaries and may not be distributed to any other person.

INDIA

There are no country-specific provisions.

INDONESIA

Terms and Conditions

Language Consent and Notification. A translation of the documents relating to this grant into Bahasa Indonesia can be provided to you upon request to equity@confluent.io. By accepting the grant of Restricted Stock Units, you (i) confirm having read and understood the documents relating to this grant (i.e., the Plan and the Agreement) which were provided in the English language, (ii) accept the terms of those documents accordingly, and (iii) agree not to challenge the validity of this document based on Law No. 24 of 2009 on National Flag, Language, Coat of Arms and National Anthem or the implementing Presidential Regulation (when issued).

Language Consent and Notification. Terjemahan dari dokumen-dokumen terkait dengan pemberian ini ke Bahasa Indonesia dapat disediakan untuk anda berdasarkan permintaan kepada equity@confluent.io. Dengan menekan tombol “Saya menerima” atau dengan menandatangani dan mengembalikan dokumen ini yang memuat syarat dan ketentuan pemberian anda, (i) anda mengkonfirmasi bahwa anda telah membaca dan mengerti isi dokumen yang terkait dengan pemberian ini yang disediakan untuk anda dalam bahasa Inggris, (ii) Anda menerima syarat dari dokumen-dokumen tersebut, dan (iii) anda setuju bahwa anda tidak akan mengajukan keberatan atas keberlakuan dokumen ini berdasarkan Undang-Undang No. 24 tahun 2009 tentang Bendera, Bahasa dan Lambang Negara serta Lagu Kebangsaan atau Peraturan Presiden pelaksana (ketika diterbitkan). Notifications

ISRAEL

Terms and Conditions

Immediate Sale Restriction. Notwithstanding anything to the contrary in the Plan or the Agreement, you may be required to immediately sell all shares of Class A Common Stock acquired upon vesting and settlement of the Restricted Stock Units. Pursuant to this requirement, you authorize the Company to instruct its designated broker to assist with the mandatory sale of the shares of Class A Common Stock (on your behalf pursuant to this authorization without further consent) and you expressly authorize such broker to complete the sale of such shares of Class A Common Stock. You acknowledge that the Company’s designated broker is under no obligation to arrange for the sale of the shares of Class A Common Stock at any particular price. Upon the sale of the shares of Class A Common Stock, the Company agrees to pay to you, the cash proceeds from the sale, less any brokerage fees or commissions and any Tax-Related Items.

ITALY

Terms and Conditions

Plan Document Acknowledgement. By accepting the Restricted Stock Units, you acknowledge that you have received a copy of the Plan, have reviewed the Plan and the Agreement in their entirety and fully understand and accept all provisions of the Plan and the Agreement.

You acknowledge that you have read and specifically and expressly approve the following sections of the Global RSU Award Agreement and this Appendix, including: (4) Responsibility for Taxes; (6) Nature of Grant; (10) No Liability for Taxes; (11) Severability; (12) Waiver; (14) Data Privacy Notice and Consent; (15) Language; and (16) Governing Law/Venue.

Notifications

JAPAN

There are no country-specific provisions.

MALAYSIA

Notifications

Director Notification Obligation. If you are a director of a Malaysian Affiliate, you are subject to certain notification requirements under the Malaysian Companies Act. Among these requirements is an obligation to notify the Malaysian Affiliate in writing when you receive or dispose of an interest (e.g., an RSU Award under the Plan or shares of Class A Common Stock) in the Company or any related company. Such notifications must be made within 14 days of receiving or disposing of any interest in the Company or any related company.

NETHERLANDS

There are no country-specific provisions.

SINGAPORE

Notifications

Terms and Conditions

Restriction on Sale of Shares. The RSU Award is subject to section 257 of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”) and you will not be able to make any subsequent offer to sell or sale of the shares of Class A Common Stock in Singapore, unless such offer or sale is made (1) after six (6) months from the Grant Date; (2) pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA; or (3) pursuant to and in accordance with any the conditions of any applicable provision of the SFA.

Notifications

Securities Law Information. The offer of the Plan, the RSU Award, and the issuance of the underlying shares of Class A Common Stock at vesting are being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the SFA. The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore.

Director Notification Obligation. You acknowledge that if you are a director, associate director or shadow director of a Singapore Subsidiary, you are subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when you receive an interest (e.g., RSU Award or shares of Class A Common Stock) in the Company or any Affiliate within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares of Class A Common Stock are sold), or (iii) becoming a director, associate director or shadow director.

SOUTH KOREA

There are no country-specific provisions.

SPAIN

Terms and Conditions

Nature of Grant. The following provision supplements Section 6 of the Global RSU Award Agreement:

In accepting the RSU Award, you consent to participate in the Plan and acknowledge that the Plan was made available to you and that you read a copy of the Plan and you consent to the terms and conditions of the Agreement and acknowledge having received and read a copy of the Agreement.

You understand and agree that, as a condition of the RSU Award grant, your termination of Continuous Service for any reason (including for the reasons listed below) will automatically result in the forfeiture of the RSU Award and loss of the shares of Class A Common Stock that may have been granted to you and that have not vested as of the date of your termination of Continuous Service. In particular, you understand and agree that the RSU Award, will be forfeited without entitlement to the underlying shares of Class A Common Stock or to any amount as indemnification in the event of your termination of Continuous Service prior to vesting by reason of, including, but not limited to: resignation, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (i.e., subject to a “despido improcedente”), individual or collective layoff on objective grounds, adjudged or recognized to be with or without good cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Company, and under Article 10.3 of Royal Decree 1382/1985.

Furthermore, you understand that the Company has unilaterally, gratuitously and discretionally decided to grant the Restricted Stock Units under the Plan to employees of the Company. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company on an ongoing basis. Consequently, you understand that the RSU Award, is granted on the assumption and condition that the RSU Award, and the shares of Class A Common Stock underlying the RSU Award, shall not become a part of any employment or service contract with the RSU Award, and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, you understand that the RSU Award, would not be granted to you but for the assumptions and conditions referred to above; thus, you acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU Award, granted to you shall be null and void.

Notifications

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this RSU Award. The Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

SWEDEN

Terms and Conditions

Responsibility for Taxes. This provision supplements Section 4 of the Global RSU Award Agreement:

Without limiting the Company’s and the Employer’s authority to satisfy their withholding obligations for Tax-Related Items as set forth in Section 4 of the RSU Award Agreement, in accepting the RSU Award grant, you authorize the Company and/or the Employer to withhold shares of Class A Common Stock or to sell shares of Class A Common Stock otherwise deliverable to you upon vesting/settlement to satisfy Tax- Related Items, regardless of whether the Company and/or the Employer has an obligation to withhold such Tax-Related Items.

SWITZERLAND

Notifications

Securities Law Information. The RSU Award grant is not intended to be publicly offered in or from Switzerland. Because it is considered a private offering, it is not subject to securities registration in Switzerland. Neither this document nor any other materials relating to the Restricted Stock Units (i) constitutes a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”); (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than a participant; or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority (“FINMA”).

UNITED ARAB EMIRATES

Notifications

Securities Law Notification. The Agreement, the Plan, and other incidental communication materials related to the Restricted Stock Units are intended for distribution only to employees of the Company and its Affiliates for the purposes of an incentive scheme.

The Emirates Securities and Commodities Authority and the Central Bank have no responsibility for reviewing or verifying any documents in connection with this statement. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved this statement nor taken steps to verify the information set out in it, and have no responsibility for it.

The securities to which this statement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities.

If you do not understand the contents of the Agreement or the Plan, you should consult an authorized financial adviser.

UNITED KINGDOM

Terms and Conditions

Settlement of Restricted Stock Units. Notwithstanding any terms or conditions of the Plan or the Agreement to the contrary, Restricted Stock Units and dividend equivalents will be settled in shares of Class A Common Stock only, not cash.

Responsibility for Taxes. This provision supplements Section 4 of the Global RSU Award Agreement:

Without limitation to this Section 4, you hereby agree that you are liable for any Tax-Related Items related to your participation in the Plan and hereby covenant to pay such Tax-Related Items, as and when requested by the Company or (if different) the Employer or by Her Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). You also hereby agree to indemnify and keep indemnified the Company and (if different) the Employer against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on your behalf.

Notwithstanding the indemnification provision in this Section 4, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that you are a director or executive officer and income tax due is not collected from or paid by you by within ninety (90) days of the U.K. tax year in which an event giving rise to the indemnification described above occurs, the amount of any income tax due but not collected from or paid by you within ninety (90) days of the end of the U.K. tax year in which an event giving rise to the Withholding Obligation occurs may constitute an additional benefit to you on which additional income tax and National Insurance Contributions (“NICs”) may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to Her Majesty’s Revenue and Customs under the self-assessment regime and for paying the Company and/or the Employer the amount of any employee NICs due on this additional benefit, which the Company and/or the Employer may recover at any time thereafter by any of the means referred to in this Agreement.

National Insurance Contribution Joint Election. As a condition of your participation in the Plan and the vesting and settlement of the RSU Award or receipt of any benefit in connection with the Restricted Stock Units, you agree to accept any liability for secondary Class 1 NICs that may be payable by the Company or the Employer (or any successor to the Company or the Employer) in connection with the RSU Award and any event giving rise to Tax-Related Items (the “Employer’s Liability”). Without prejudice to the foregoing, you agree to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections. You further agree to enter into such other Joint Elections as may be required between you and any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of the Joint Election. You further agree that the Company and/or the Employer may collect the Employer’s Liability from you by any of the means set forth in Section 4 of the Agreement.

If you do not enter into the Joint Election prior to the vesting of the RSU Award or any other event giving rise to Tax-Related Items, you will not be entitled to vest in the Restricted Stock Units and receive shares of Class A Common Stock (or receive any other benefit in connection with the RSU Award) unless and until you enter into the Joint Election, and no shares of Class A Common Stock or other benefit will be issued to you under the Plan, without any liability to the Company, the Employer or any other Affiliate.

IMPORTANT NOTE: By accepting the RSU Award (whether by signing the Notice of Grant or via the Company’s designated electronic acceptance procedures), you are agreeing to accept the Employer’s Liability and you are agreeing to be bound by the terms of the Joint Election. You should read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election. If requested by the Company, you agree to execute the Joint Election in hard copy even if you have accepted the Agreement through the Company’s electronic acceptance procedure.

By entering into the Joint Election:

•	You agree that any Employer’s Liability that may arise in connection with participation in the Plan will be transferred to you;

•

You authorize your employer to collect an amount sufficient to cover this liability by such methods set out in the Agreement and/or the Joint Election, including but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to the vesting of the RSU Award.

CONFLUENT, INC.

2021 EQUITY INCENTIVE PLAN

GLOBAL RSU AWARD AGREEMENT

(UK Employees)

Election To Transfer the Employer’s National Insurance Liability to the Employee

1. Parties

This Election is between:

(A)

You, an individual who has gained access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“RSUs”) pursuant to the terms and conditions of the Confluent, Inc. 2021 Equity Incentive Plan, as amended from time to time (the “Plan”), and

(B)	Confluent, Inc. of 899 W Evelyn Ave, Mountain View, CA 94041 U.S.A. (the “Company”), which may grant RSUs under the Plan and is entering into this Form of Election on behalf of the Employer.

2. Purpose of Election

2.1 This Election relates to all RSUs granted to the Employee under the Plan up to the termination date of the Plan.

2.2 In this Election the following words and phrases have the following meanings:

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Relevant Employment Income” from RSUs on which employer’s National Insurance Contributions becomes due is defined as:

(i)	an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);

(ii)	an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or

(iii)	any gain that is treated as remuneration derived from the earner’s employment by virtue of section 4(4)(a) SSCBA, including without limitation:

(A)	the acquisition of securities pursuant to the RSUs (within section 477(3)(a) of ITEPA);

(B)	the assignment or release of the RSUs in return for consideration (within section 477(3)(b) of ITEPA);

(C)	the receipt of a benefit in connection with the RSUs, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA).

“SSCBA” means the Social Security Contributions and Benefits Act 1992.

“Taxable Event” means any event giving rise to Relevant Employment Income.

2.3 This Election relates to the Employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise in respect of Relevant Employment Income in respect of the RSUs pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

2.4 This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

2.5 This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.6 Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the Global RSU Award Agreement. This Election will have effect in respect of the RSUs and any awards which replace or replaced the RSUs following their grant in circumstances where section 483 of ITEPA applies.

3. Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability that arises on any Relevant Employment Income is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

4. Payment of the Employer’s Liability

4.1 The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability in respect of any Relevant Employment Income from the Employee at any time after the Taxable Event:

(i) by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii) directly from the Employee by payment in cash or cleared funds; and/or

(iii) by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs; and/or

(iv) by any other means specified in the Agreement.

4.2 The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the RSUs to the Employee until full payment of the Employer’s Liability is received.

4.3 The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue and Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs, if payments are made electronically).

5. Duration of Election

5.1 The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

5.2 This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)

on the date the Company serves written notice on the Employee terminating its effect, by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the RSUs;

(iii)	on the date HM Revenue and Customs withdraws approval of this Election; and/or

(iv)

after due payment of the Employer’s Liability in respect of the entirety of the RSUs to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by accepting the RSUs via the Company’s acceptance procedures or by separately signing this Election (whether in hard copy or electronically), the Employee agrees to be bound by the terms of this Election.

Name:

Signature:

Date:

Acceptance by the Company

The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

[insert name]
[insert title]

SCHEDULE OF EMPLOYER COMPANIES

SCHEDULE OF EMPLOYING COMPANIES

The following are the employing companies to which this Election may apply:

Name:	Confluent Europe Ltd.
Registered Office:	1 Bedford Street, London WC2E 9HG and Company
Company Registration Number:	9969949
Corporation Tax Reference:	[insert]
PAYE Reference:	[insert]

DATA PRIVACY ADDENDUM

TO

GLOBAL RSU AWARD AGREEMENT

CONFLUENT, INC.

2021 EQUITY INCENTIVE PLAN

Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan or the Global RSU Award Agreement.

Data Privacy Notice and Consent.

(a) Data Collection and Usage. The Company and the Employer collect, process and use certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of the RSU Award or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purposes of implementing, administering and managing the Plan. The legal basis, where required, for the processing of Data is your consent.

(b) Stock Plan Administration Service Providers. The Company transfers Data to E*TRADE Financial Corporate Services, Inc., E*TRADE Securities LLC and their affiliated companies (the “Designated Broker”), an independent service provider based in the United States, which is assisting the Company with the implementation, administration and management of the Plan. The Company may select a different service provider or additional service providers and share Data with such other provider serving in a similar manner. You may be asked to agree on separate terms and data processing practices with the Designated Broker or other service providers, with such agreement being a condition to the ability to participate in the Plan. The Company and the Designated Broker are based in the United States. Your country or jurisdiction may have different data privacy laws and protections than the United States. The Company’s legal basis, where required, for the transfer of Data is your consent.

(c) Data Retention. The Company will hold and use the Data only as long as is necessary to implement, administer and manage your participation in the Plan, or as required to comply with legal or regulatory obligations, including under tax, exchange control, labor and securities laws. This period may extend beyond your period of employment with the Employer.

(d) Voluntariness and Consequences of Consent Denial or Withdrawal. Participation in the Plan is voluntary and you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your salary from or employment or other service with the Employer will not be affected.

(e) Data Subject Rights. You may have a number of rights under data privacy laws in your jurisdiction. Depending on where you are based, such rights may include the right to (i) request access or copies of Data the Company processes, (ii) rectification of incorrect Data, (iii) deletion of Data, (iv) restrictions on processing of Data, (v) portability of Data, (vi) lodge complaints with competent authorities in your jurisdiction, and/or (vii) receive a list with the names and addresses of any potential recipients of Data. To receive clarification regarding these rights or to exercise these rights, you can contact your local human resources representative.

(f) Declaration of Consent. By signing this Data Privacy Addendum (whether in hard copy or electronically), you are declaring that you agree with the data processing practices described herein and consent to the collection, processing and use of Data by the Company and the transfer of Data to the recipients mentioned above, including recipients located in countries which do not adduce an adequate level of protection from a European (or other non-U.S.) data protection law perspective, for the purposes described above.

Name:
Signature:
Date: